                           GETCHELL GOLD CORPORATION,

                                   AS BORROWER


                                     - AND -

                        TORONTO DOMINION (TEXAS), INC.,

                                    AS LENDER
        ----------------------------------------------------------------


                                 LOAN AGREEMENT
                              DATED APRIL 30, 1999

        ----------------------------------------------------------------

                                TABLE OF CONTENTS

ARTICLE 1. INTERPRETATION.........................................................................................2

   1.1.     Definitions...........................................................................................2

   1.2.     Gender and Number.....................................................................................8

   1.3.     Interest..............................................................................................8

   1.4.     Invalidity, etc.......................................................................................8

   1.5.     Headings, etc.........................................................................................8

   1.6.     Governing Law; Attornment.............................................................................8

   1.7.     References............................................................................................9

   1.8.     Currency..............................................................................................9

   1.9.     This Agreement to Govern..............................................................................9

   1.10.    Generally Accepted Accounting Principles..............................................................9

   1.11.    Computation of Time Periods..........................................................................10

   1.12.    Actions on Days Other Than Banking Days..............................................................10

   1.13.    Verbal Instructions..................................................................................10

ARTICLE 2. THE LOAN FACILITY.....................................................................................10

   2.1.     Amount...............................................................................................10

   2.2.     Advances.............................................................................................10

   2.3.     Evidence of Indebtedness.............................................................................11

   2.4.     Term and Repayment...................................................................................11

   2.5.     Application of Proceeds..............................................................................11

   2.6.     Payments Generally...................................................................................11

ARTICLE 3. FEES AND EXPENSES.....................................................................................12

   3.1.     Facility Fee.........................................................................................12

   3.2.     Payment of Costs and Expenses........................................................................12


                                      iii

ARTICLE 4. CONDITIONS PRECEDENT..................................................................................12

   4.1.     Conditions Precedent to Closing......................................................................13

   4.2.     General Conditions Precedent to Advances.............................................................14

   4.3.     Conditions Precedent to Initial Advance..............................................................15

ARTICLE 5. ADVANCES..............................................................................................15

   5.1.     Loans................................................................................................15

   5.2.     Payment of Interest..................................................................................16

   5.3.     Request for Advances.................................................................................16

ARTICLE 6. SECURITY..............................................................................................17

ARTICLE 7. REPRESENTATIONS AND WARRANTIES........................................................................17

   7.1.     Representations and Warranties.......................................................................17

   7.2.     Survival of Representations and Warranties...........................................................20

ARTICLE 8. COVENANTS.............................................................................................20

   8.1.     Affirmative Covenants................................................................................20

   8.2.     Negative Covenants...................................................................................22

ARTICLE 9. EVENTS OF DEFAULT AND REMEDIES........................................................................23

   9.1.     Events of Default....................................................................................23

   9.2.     Remedies Upon Default................................................................................25

   9.3.     Distributions........................................................................................25

ARTICLE 10. ASSIGNMENT...........................................................................................25

   10.1.    Assignments..........................................................................................25

   10.2.    Exchange of Information..............................................................................26

ARTICLE 11. GENERAL..............................................................................................26

   11.1.    Reliance and Non-Merger..............................................................................26

   11.2.    Amendment and Waiver.................................................................................27

   11.3.    Set-Off or Compensation..............................................................................27

   11.4.    No Set-Off from Payments.............................................................................27

   11.5.    Reimbursement........................................................................................27

   11.6.    Capital Adequacy.....................................................................................28

   11.7.    Indemnity............................................................................................28

   11.8.    Notices..............................................................................................29

   11.9.    Time.................................................................................................31

   11.10.   Further Assurances...................................................................................31

   11.11.   Counterparts.........................................................................................31

   11.12.   Entire Agreement.....................................................................................31

    Schedule A - Request for Advance
    Schedule B - Grid Promissory Note
    Schedule C - Permitted Liens
    Schedule D - Notice of Continuation/Conversion
    Schedule E - FMG Guarantee

THIS AGREEMENT is made as of April 30, 1999

BETWEEN:

                                       GETCHELL GOLD CORPORATION, A DELAWARE
                                       CORPORATION

                                       (the "Borrower")

                                       - and -

                                       TORONTO DOMINION (TEXAS), INC.
                                       (the "Lender")

RECITALS:

A. The Borrower has requested the Lender to provide to it certain financing for general corporate purposes (as hereinafter defined); and

B. The Lender agreed to do so upon the terms and conditions set out herein.

                  NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE 1.
                                 INTERPRETATION


1.1.              DEFINITIONS

For the purposes of this Agreement the following terms shall have the following definitions:

"ADVANCE" means a borrowing by the Borrower by way of Loans, and any reference relating to the amount of Advances shall mean the sum of all outstanding Advances;

"AGREEMENT" means this agreement and all schedules attached to this agreement, in each case as they may be amended or supplemented from time to time; the expressions "HEREOF", "HEREIN", "HERETO", "HEREUNDER", "HEREBY" and similar expressions refer to this Agreement as a whole and not to any particular article, section, schedule or other portion hereof, and the expression "ARTICLE" and "SECTION" followed by a number or by a number and letter, and "SCHEDULE" followed by a letter, mean and refer to the specified article or section of or schedule to this Agreement, except as otherwise specifically provided herein;

"APPLICABLE LAW" means, in respect of any Person, property, transaction or event, all applicable laws, statutes, rules, by-laws and regulations, and all applicable official directives, orders, judgments and decrees of Governmental Bodies;

"ATTORNEY COSTS" means and includes all actual and reasonable fees and disbursements of any law firm or other external counsel, the allocated actual and reasonable cost of internal legal services and all reasonable disbursements of internal counsel.

"BANKING DAY" shall mean a day on which banks are not authorized or required to be closed and foreign exchange markets are open for the transaction of business required for this Agreement in London, England, Houston, Texas and New York, New York, as relevant to the determination to be made or the action to be taken;

"BASE RATE" shall mean, as of any date, a simple interest rate per annum equal to the greater of (a) the Prime Rate, or (b) the sum of (i) the Federal Funds Rate, plus (ii) one-half of one percent (1/2%). The Base Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate or the Federal Funds Rate, as the case may be;

"BASE RATE ADVANCE" shall mean the principal portion of the Loans which is made as a Base Rate Advance on the closing date or which the Borrower requests to be made as a Base Rate Advance or to be converted to a Base Rate Advance after the closing date;

"BORROWER" means Getchell Gold Corporation, a Delaware corporation, and its successors and assigns;

"BORROWER'S COUNSEL" means Latham & Watkins;

"BRANCH OF ACCOUNT" means such branch of The Toronto Dominion Bank as the Lender, acting reasonably, may designate in writing to the Borrower;

"CHANGE OF CONTROL" shall be deemed to have occurred at such time as (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than Placer Dome becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than fifty percent (50%) of the outstanding shares of each class of common stock of the Borrower, or (b) the current Board of Directors of the Borrower shall cease to constitute a majority of the Board of Directors of the Borrower, other than as pursuant to the Merger or (c) the Borrower fails to own one hundred percent (100%) of the outstanding shares of the common stock of FMG;

"CLOSING DATE" means the date on which all conditions precedent set forth in
Section 4.1 are satisfied or waived by the Lender (or in the case of subsection 4.1.6., waived by the Person entitled to receive such payment);

"COMMITMENT" means the Lender's agreement to make Advances to the Borrower in a total maximum amount outstanding at any time of $10,000,000;

"CURRENCY" means U.S. dollars;

"DEFAULT" means any event which, with the lapse of time, giving of notice or both, would constitute an Event of Default;

"DESIGNATED ACCOUNT" means, in respect of any Advance, the account or accounts maintained by the Borrower at the Branch of Account, or such other account or accounts, that the Borrower designates in its Request for Advance, acting reasonably;

"DRAWDOWN DATE" means any Banking Day on which an Advance is made;

"DUE DATE" means the earliest to occur of (a) July 20, 1999, (b) three (3) Banking Days after the consummation of the Merger, or (c) such other date as the entire balance of the Loan may become due whether by acceleration or otherwise;

"ENVIRONMENTAL LAWS" means all federal, state, municipal or local laws, regulations or rules relating to generation, operation, manufacture, refining, treatment, transportation, storage, handling, disposal, transfer, production or processing of any material or process including, without limiting the generality of the foregoing, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss. 1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251, et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq.; the Clean Air Act, 42 U.S.C. ss. 7401, et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3808, et seq.; Nev. Rev. Stat. ch. 459; Nev. Rev. Stat. ch. 444; Nev. Rev. Stat. ch. 445; Nev. Rev. Stat. ch. 590; Nev. Rev. Stat. ss.ss. 618.750-618.850,
inclusive; and Nev. Rev. Stat. ss. 477.045; as all of the same may be amended from time to time;

"ENVIRONMENTAL PERMITS" means all permits, certificates, approvals, consents, authorizations, registrations and licenses issued by any Governmental Body pursuant to Environmental Laws;

"EVENT OF DEFAULT" has the meaning attributed to such term in Section 9.1;

"FEDERAL FUNDS RATE" shall mean, as of any date, the weighted average of the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Banking Day, the average of the quotations for such day on such transactions received by the Lender from three federal funds brokers of recognized standing selected by the Lender;

"FMG" means FMG Inc., a wholly-owned subsidiary of the Borrower;

"FMG GUARANTEE" means a guarantee of the Obligations, in form of Schedule E to this Agreement, by FMG in favor of the Lender;

"GOVERNMENTAL BODY" means any government, parliament, legislature, or any regulatory authority, agency, commission or board of any government, parliament or legislature, or any court or (without limitation to the foregoing) any other law, regulation or rule-making entity (including, without limitation, any central bank, fiscal or monetary authority or authority regulating banks), having or purporting to have jurisdiction in the relevant circumstances, or any Person acting or purporting to act under the authority of any of the foregoing;

"GRID PROMISSORY NOTE" means a grid promissory note in the form of Schedule B to this Agreement;

"INDEBTEDNESS" means with respect to any Person, all indebtedness, obligations, and liabilities of such Person, including without limitation: (i) all "liabilities" which would be reflected on the balance sheet of such Person, prepared in accordance with United States of America generally accepted accounting principles, (ii) all obligations of such Person in respect of any guarantee, (iii) all obligations of such Person in respect of any capital lease,
(iv) all obligations, indebtedness and liabilities secured by any lien or any security interest on any property or assets of such Person, and (v) all redeemable preferred stock of such Person valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

"INTEREST PERIOD" shall mean, (a) in connection with any Base Rate Advance, the period beginning on the date such Advance is made and ending on the last day of the calendar month in which such Advance is made, provided, however, that if a Base Rate Advance is made on the last day of any calendar month, it shall have an Interest Period ending on the last day of the following calendar month; and
(b) in connection with any LIBOR Advance, a period of one (1) month, fourteen
(14) days, or seven (7) days as selected by the Borrower. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Banking Day shall be extended to the succeeding Banking Day unless, with respect to LIBOR Advances only, such Banking Day falls in another calendar month, in which case such Interest Period shall end on the preceding Banking Day, (ii) any one (1) month Interest Period, with respect to LIBOR Advances only, with respect to any Interest Period of one (1) month, which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month, and (iii) no Interest Period shall extend beyond the Due Date;

"LENDER" means Toronto Dominion (Texas), Inc.;

"LENDER'S COUNSEL" means Paul, Hastings, Janofsky & Walker LLP;

"LIBOR" shall mean the interest rate per annum (rounded upward to the nearest one sixteenth (1/16th) of one percent) determined by the Lender to be the average of the rates at which deposits in U.S. dollars for the Interest Period selected by the Borrower are offered to the Lender in the LIBOR interbank borrowing market at approximately 11:00 a.m. New York time, two (2) Banking Days before the first day of such Interest Period, in an amount approximately equal to the principal amount of the LIBOR Advance sought by the Borrower;

"LIBOR ADVANCE" shall mean the principal portion of the Loans which the Borrower requests to be converted to a LIBOR Advance, and which bears interest at a per annum rate equal to the LIBOR Basis plus one and one half percent (1.50%);

"LIBOR Basis" shall mean a simple interest rate per annum (rounded upward to the nearest one-sixteenth (1/16th) of one percent) equal to the quotient of (i) LIBOR divided by (ii) one (1) minus the LIBOR Reserve Percentage, stated as a decimal. The LIBOR Basis shall apply to Interest Periods of one (1) month. The LIBOR Basis shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the LIBOR Reserve Percentage;

"LIBOR RESERVE PERCENTAGE" shall mean the percentage which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not the Lender has any such Eurocurrency Liabilities subject to such reserve requirement at that time. The LIBOR Basis for the applicable Interest Period shall be adjusted automatically for any change in the LIBOR Reserve Percentage;

"LIEN" means any mortgage, lien, pledge, assignment, charge, security interest, lease intended as security, title retention agreement, rights reserved in any Governmental Body, lease of real property, hypothecation, levy, execution, seizure, attachment, garnishment or other similar encumbrance;

"LOAN" means, at any time, the principal amount of all Obligations then outstanding under the Loan Facility;

"LOAN DOCUMENTS" means this Agreement, the Grid Promissory Note, the FMG Guarantee, and any other agreement executed by the Borrower or FMG in connection with the transactions contemplated hereby;

"LOAN FACILITY" means the loan facility of $10,000,000 in favor of the Borrower which is established by this Agreement;

"MATERIAL AUTHORIZATION" means, with respect to any Person, at any point in time any approval, permit, license or similar authorization (including any trademark, trade name or patent) from, and any filing or registration with, any Governmental Body or any other Person required by such Person to own its property and assets or to carry on its business as carried on by it at such time or as contemplated hereunder to be carried on by it at such time in each jurisdiction in which it does so or is contemplated to do so or where the failure to have such approval, permit, license, authorization, filing or registration would have a material adverse effect upon its business, financial condition or prospects or upon its ability to perform its obligations under any Loan Document to which it is a party;

"MERGER" means the merger of Bullion Acquisition Corp., a Delaware corporation, with and into the Borrower, making the Borrower a wholly-owned subsidiary of Placer Dome as more fully set forth in that certain Agreement and Plan of Merger dated as of December 11, 1998, as amended, among the Borrower, Bullion Acquisition Corp. and Placer Dome;

"NOTICE OF CONTINUATION/CONVERSION" means a Notice of Continuation/Conversion in the form of Schedule D hereto;

"OBLIGATIONS" means all indebtedness, liabilities and other obligations of the Borrower to the Lender under or in connection with this Agreement and the other Loan Documents and any other document delivered pursuant hereto, including all Advances, all interest which may accrue after the filing of any case under the United States Bankruptcy Code, whether or not such interest is allowed in such case, and the obligation to pay an amount equal to the amount of any and all damages which the Lender may suffer by reason of a breach by the Borrower or any other obligor of any obligation, covenant, or undertaking with respect to this Agreement or any other Loan Document, whether actual or contingent, direct or indirect, matured or not, now existing or arising hereafter;

"OFFICERS' CERTIFICATE" means a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Borrower or FMG, as the case may be;

"PAYMENT DATE" shall mean the last day of the Interest Period for any Advance;

"PERMITTED LIENS" has the meaning set out in Schedule C;

"PERSON" means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative or Governmental Body;

"PLACER DOME" means Placer Dome Inc., a corporation amalgamated under the Canada Business Corporations Act;

"PRIME RATE" shall mean, at any time, the rate of interest adopted by The Toronto-Dominion Bank, New York Branch, as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by such bank as its "prime rate." The Prime Rate is not necessarily the lowest rate of interest charged to borrowers of The Toronto-Dominion Bank;

"REQUEST FOR ADVANCE" means a notice in the form of Schedule A to this Agreement;

"SUBSIDIARY" means FMG and any other subsidiary of the Borrower that may exist from time to time;

"TAXES" means all taxes of any kind or nature whatsoever including, without limitation, income taxes, sales or value-added taxes, levies, stamp taxes, royalties, duties, and all fees, deductions, compulsory loans and withholdings imposed, levied, collected, withheld or assessed as of the date hereof or at any time in the future, by any Governmental Body having power to tax, together with penalties, fines, additions to tax and interest thereon; and

"U.S. DOLLARS" or "$" means lawful money of the United States of America.

1.2.              GENDER AND NUMBER

                  Words importing the singular include the plural and vice versa and words importing gender include all genders.

1.3.              INTEREST

                  Where in any Loan Document a rate of interest is to be calculated on the basis of a year of 360 days, the yearly rate of interest to which the 360 day rate is equivalent is such rate multiplied by the number of days in the year for which such calculation is made and divided by 360.

1.4.              INVALIDITY, ETC.

                  Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity, illegality or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement or of any other Loan Document. Without limiting the generality of the foregoing, if any amounts on account of interest or fees or otherwise payable by the Borrower to the Lender hereunder exceed the maximum amount recoverable under Applicable Law, the amounts so payable hereunder shall be reduced to the maximum amount recoverable under Applicable Law and the Lender, in consultation with the Borrower, will determine the payment or payments that are to be reduced or refunded, as the case may be, to effect such result.

1.5.              HEADINGS, ETC.

                  The division of this Agreement into articles, sections and clauses, the inclusion of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.6.              GOVERNING LAW; ATTORNMENT

                  THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANY OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR, AT THE SOLE OPTION OF

THE LENDER, IN ANY OTHER COURT IN WHICH THE LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY AND PERSONAL JURISDICTION OVER THE BORROWER. EACH OF THE BORROWER AND THE LENDER WAIVES ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 1.6. THE BORROWER AND THE LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF THE BORROWER AND THE LENDER REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

1.7.              REFERENCES

                  Except as otherwise specifically provided, reference in this Agreement to any contract, agreement or any other instrument shall be deemed to include references to the same as varied, amended, supplemented or replaced from time to time and reference in this Agreement to any enactment, including without limitation, any statute, law, by-law, regulation, ordinance or order, shall be deemed to include references to such enactment as re-enacted, amended or extended from time to time.

1.8.              CURRENCY

                  Except as otherwise specifically provided herein, all monetary amounts in this Agreement are stated in, and all amounts payable hereunder are payable in, U.S. dollars.

1.9.              THIS AGREEMENT TO GOVERN

                  If there is any inconsistency between the terms of this Agreement and the terms of any other Loan Document, the provisions hereof shall prevail to the extent of the inconsistency. For greater certainty, notwithstanding that any Loan Document may provide for payment on demand, the Obligations shall only be payable as stipulated herein.

1.10.             GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

                  Except as otherwise specifically provided herein, all accounting terms shall be applied and construed in accordance with U.S. generally accepted accounting principles consistently applied.

1.11.             COMPUTATION OF TIME PERIODS

                  Except as otherwise specifically provided herein, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

1.12.             ACTIONS ON DAYS OTHER THAN BANKING DAYS

                  Except as otherwise specifically provided herein, where any payment is required to be made or any other action is required to be taken on a particular day and such day is not a Banking Day and, as a result, such payment cannot be made or action cannot be taken on such day, then this Agreement shall be deemed to provide that such payment shall be made or such action shall be taken on the first Banking Day after such day; provided that if such deferral would cause such payment to be made or such action to be taken after the first day of the following calendar month, such payment shall be made or such action shall be taken on the next preceding Banking Day and interest and fees shall be calculated accordingly. If the payment of any amount is deferred for any period under this section, then such period shall, unless otherwise provided herein, be included for purposes of the computation of any interest or fees payable hereunder.

1.13.             VERBAL INSTRUCTIONS

                  Notwithstanding any other provision herein regarding the delivery of notices by the Borrower, the Lender shall in its sole discretion be entitled to act upon the verbal instructions of the Borrower, or any Person reasonably believed by the Lender to be a Person authorized by the Borrower to give instructions regarding any request. All such verbal instructions shall be at the risk of the Borrower and must be confirmed in writing by the Borrower on the same Banking Day as the verbal instruction is given. The Lender shall not be responsible for any error or omission in such instructions or in the performance thereof except in the case of negligence or wilful misconduct by the Lender as determined by a final order of a court of competent jurisdiction.

                                   ARTICLE 2.
                                THE LOAN FACILITY


2.1.              AMOUNT

                  Upon and subject to the terms and conditions of this Agreement, the Lender hereby establishes the Loan Facility in favor of the Borrower in the amount of $10,000,000.

2.2.              ADVANCES

                  The Borrower shall be entitled to obtain Advances under the Loan Facility, in an amount of $1,000,000 (or an integral multiple of $250,000 in excess of that amount) for each Advance, upon satisfaction of the conditions set out in Article 4. Upon satisfaction of the conditions set out in Article 4, the principal amount of any Loan that is repaid may be reborrowed.

2.3.              EVIDENCE OF INDEBTEDNESS

                  The indebtedness of the Borrower resulting from Loans made by the Lender shall be evidenced by the Grid Promissory Note. The Lender shall record on the Grid Promissory Note each Advance and the date thereof and the interest, fees and other charges accrued thereon and applicable thereto from time to time and each payment of principal (including prepayments). The Grid Promissory Note shall constitute, in the absence of manifest error, prima facie evidence of the indebtedness of the Borrower to the Lender. The failure of the Lender to correctly record any amount or date on the Grid Promissory Note shall not adversely affect the obligation of the Borrower to pay amounts due hereunder to the Lender in accordance with this Agreement. At all times and for all purposes, the Grid Promissory Note may be tendered as prima facie evidence, in the absence of manifest error, of the matters recorded therein.

2.4.              TERM AND REPAYMENT

         2.4.1. Term: Notwithstanding any other provision of this Agreement, Obligations outstanding on the Due Date shall be due and payable, together with all interest accrued and unpaid thereon, on the Due Date.

         2.4.2. Prepayment: The principal amount of the Loans may be repaid in full or in part at any time prior to the Due Date upon three
                  (3) Banking Day's prior written notice to the Lender, without penalty or premium; provided that the Borrower shall reimburse the Lender for any loss or reasonable out-of-pocket expense incurred by the Lender in connection with such prepayment, as set forth in Section 11.5 hereof. Each notice of prepayment shall be irrevocable. Prepayments of principal hereunder shall be in integral multiples of $250,000.

2.5.              APPLICATION OF PROCEEDS

                  During the existence of an Event of Default, all amounts prepaid and repaid shall be applied firstly in reduction of fees due to the Lender and then in reduction of the accrued and unpaid interest then outstanding and then in reduction of the principal amount of the Loans then outstanding and thereafter in reduction of all other Obligations outstanding.

2.6.              PAYMENTS GENERALLY

                  All payments in respect of the Loans (in respect of principal, interest, fees or otherwise) shall be made in U.S. dollars in immediately available funds by the Borrower to the Lender no later than 11:00 a.m. (Houston time) on the due date thereof to the accounts specified therefor by the Lender at its Branch of Account. Any payments received after such time shall be considered for all purposes as having been made on the next following Banking Day unless the Lender otherwise agrees in writing. All payments shall be made by way of immediate transfers from accounts of the Borrower with the Lender or other immediately available funds.

                                   ARTICLE 3.
                                FEES AND EXPENSES


3.1.              FACILITY FEE

                  The Borrower shall pay to the Lender a facility fee in the amount of one percent (1.0%) per annum of the Commitment, which fee shall be payable commencing on May 1, 1999 and on the first day of each month during the remaining term of the Loan Facility. The facility fee shall be fully earned when due and non-refundable when paid, and calculated based on a year of 360 days.

3.2.              PAYMENT OF COSTS AND EXPENSES

                  Whether or not the Borrower obtains any Loans hereunder, the Borrower shall pay to the Lender upon request all reasonable out-of-pocket costs and expenses of the Lender, its agents, officers and employees, any receiver or receiver-manager appointed by it or by a court in connection with this Agreement or the other Loan Documents, including, without limitation:

         3.2.1. the preparation, execution, filing and registration of any of the Loan Documents, any actual or proposed amendment or modification hereof or thereof or any waiver hereunder or thereunder and all instruments supplemental or ancillary thereto;

         3.2.2. obtaining advice as to the Lender's rights and responsibilities under the Loan Documents; and

         3.2.3. the defense, establishment, protection or enforcement of any of the rights or remedies of the Lender under any of the Loan Documents including, without limitation, all costs and expenses of establishing the validity and enforceability of, or of collection of amounts owing under, any of the Loan Documents or of any enforcement of the Loan Documents, and further including, without limitation, all of the fees, expenses and disbursements of the Lender's Counsel, (and, following the occurrence of an Event of Default, such legal counsel as may be retained by the Lender), incurred in connection therewith, and including all sales or value-added taxes payable by the Lender (whether refundable or not) on all such costs and expenses.

                                   ARTICLE 4.
                              CONDITIONS PRECEDENT

4.1.              CONDITIONS PRECEDENT TO CLOSING

                  The obligation of the Lender to close this Agreement is subject to the fulfilment, to the satisfaction of the Lender and Lender's Counsel, of each of the following conditions on or before the Closing Date:

         4.1.1. the Lender shall have received a duly executed copy of this Agreement and the FMG Guarantee;

         4.1.2. the Borrower shall have delivered to the Lender an opinion of the Borrower's Counsel, as counsel to the Borrower and FMG, addressed to the Lender, in form satisfactory to the Lender, acting reasonably;

         4.1.3. the Lender shall have received, in form and substance satisfactory to the Lender acting reasonably, an Officers' Certificate from the Borrower dated as of the Closing Date certifying that attached thereto are true and correct copies of the following documents, and that such documents are in full force and effect, unamended:

                  4.1.3.1.          the certificate of incorporation of the
                                    Borrower;

                  4.1.3.2.          the by-laws of the Borrower;

                  4.1.3.3. good standing certificates for the Borrower issued by the States of Delaware, Colorado, and Nevada;

                  4.1.3.4. a certificate of incumbency, including sample signatures of officers, of the Borrower; and

                  4.1.3.5. the resolutions or other documentation evidencing that all necessary action, corporate or otherwise, has been taken by the Borrower to authorize the execution, delivery and performance of the Loan Documents;

         4.1.4. the Lender shall have received, in form and substance satisfactory to the Lender acting reasonably, an Officers' Certificate from FMG dated as of the Closing Date certifying that attached thereto are true and correct copies of the following documents, and that such documents are in full force and effect, unamended:

                  4.1.4.1.          the articles of incorporation of FMG;

                  4.1.4.2.          the by-laws of FMG;

                  4.1.4.3. good standing certificates for FMG issued by the State of Nevada;

                  4.1.4.4.          Intentionally omitted; and

                  4.1.4.5. the resolutions or other documentation evidencing that all necessary action, corporate or otherwise, has been taken by FMG to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

         4.1.5. the Lender shall have received evidence that there are no Liens on any assets of the Borrower other than Permitted Liens and that the Borrower has obtained all consents and authorizations necessary for it to enter into this Agreement (including, without limitation, the consent of Placer Dome); and

         4.1.6. the Lender shall have received payment by the Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable by the Borrower to the Lender and its affiliates, including TD Securities (USA), Inc., as arranger, on the Closing Date, together with Attorney Costs of the Lender to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Lenders' reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrower and Lender); including any such costs, fees and expenses arising under or referenced in Article 3;

         4.1.7. the representations and warranties set forth in Article 7 are true and accurate in all material respects on the Closing Date;

         4.1.8. the Lender shall have received such other approvals, opinions, documents or materials as the Lender may reasonably request; and

         4.1.9. the Lender's site visit to the Borrower's mining operations shall have been completed and the results reasonably satisfactory to the Lender.

4.2.              GENERAL CONDITIONS PRECEDENT TO ALL ADVANCES

                  The Borrower shall not be entitled to obtain an Advance until satisfaction of and compliance with the following terms and conditions:

         4.2.1. the representations and warranties set forth in Article 7 are true and accurate in all material respects on the Closing Date and shall continue to be true and accurate in all material respects on the date of the Advance in question and the Lender shall have received an Officers' Certificate from the Borrower to such effect;

         4.2.2. no Default or Event of Default shall have occurred and be continuing and the Lender shall have received an Officers' Certificate from the Borrower to such effect; and

         4.2.3. the Lender shall have received a Request for Advance in accordance with Section 5.3.

4.3.              CONDITIONS PRECEDENT TO INITIAL ADVANCE

                  In addition to the terms and conditions contained in Sections
4.1 and 4.2, the Borrower shall be entitled to obtain the initial Advance under the Loan Facility upon and only in compliance with the following terms and conditions:

         4.3.1. the Lender shall have received an Officers' Certificate, in form satisfactory to the Lender acting reasonably, certifying that all regulatory and other governmental approvals and consents required for the Merger have been obtained, including without limitation, that as of the Closing Date the Securities Exchange Commission has not objected to the treatment of the Merger as a pooling of interests under U.S. generally accepted accounting principles:

         4.3.2. since the date of the audited consolidated financial statements of the Borrower dated as of and for the period ending December 31, 1998, there has been no development which has had or will have a material adverse effect upon the business, operation, assets, capitalization, financial condition or prospects of the Borrower or upon the ability of the Borrower to perform its obligations under any of the Loan Documents and the Lender shall have received an Officers' Certificate from the Borrower to such effect; and

         4.3.3. the Lender shall have received the duly executed Grid Promissory Note.

                                   ARTICLE 5.
                                    ADVANCES


5.1.              LOANS

         5.1.1. Upon the timely fulfilment of all applicable conditions as set forth in this Agreement, the Lender shall make the requested amount of each Advance available to the Borrower on the Drawdown Date by crediting the Designated Account with such amount and making the appropriate notation on the Grid Promissory Note. The Borrower shall designate whether the requested Advance will be a Base Rate Advance or a LIBOR Advance.

         5.1.2. So long as there shall not have occurred and be continuing a Default hereunder, upon at least three (3) Banking Days' irrevocable prior written notice from time to time to the Lender pursuant to a Notice of Continuation/Conversion, the Borrower may convert all or a portion of the principal of any Base Rate Advance to one or more LIBOR Advances. Additionally, at least three (3) Banking Days' prior to each Payment Date for a LIBOR Advance, the Borrower shall give the Lender written notice pursuant to a Notice of Continuation/Conversion specifying whether all or a portion of any LIBOR Advance outstanding on the Payment Date (A) is to be rolled over as another LIBOR Advance, or (B) is to be converted to a Base Rate Advance; provided, however, the Borrower shall not have the right to roll over a LIBOR Advance as another LIBOR Advance if any Default then exists, and such LIBOR Advance shall instead be converted to a Base Rate Advance on such Payment Date. LIBOR Advances may be prepaid on or prior to the applicable Payment Date upon at least three (3) Banking Days' prior written notice to the Lender, only in accordance with the terms of
                  Section 11.5 hereof.

5.2.              PAYMENT OF INTEREST

           5.2.1. Interest on the Loans shall be computed on the basis of a year of 360 days for the actual number of days elapsed and shall be payable in arrears on the applicable Payment Date for the period through the date immediately preceding such Payment Date. Interest on the outstanding Loans shall also be due and payable on the Due Date. Interest shall accrue and be payable on each Base Rate Advance at a per annum interest rate equal to the Base Rate. Interest shall accrue and be payable on each LIBOR Advance at a per annum interest rate equal to (A) the LIBOR Basis applicable to such LIBOR Advance, plus (B) one and one half percent (1.50%).

         5.2.2. If an Event of Default shall have occurred and shall be continuing, the Lender shall have the option (but shall not be required to give prior notice thereof to the Borrower, to accelerate the maturity of the Loan, or exercise any other rights or remedies hereunder in connection with this right) to charge interest on the outstanding principal balance of the Loan at a rate which is two percentage points (2.0%) above the rate which would accrue pursuant to Section 5.2.1. above (the "Default Rate") from the date of such Event of Default. Interest at the Default Rate shall be payable on the earlier of DEMAND by the Lender or the Due Date and shall accrue until the earlier of (i) waiver in writing by the Lender of the applicable Event of Default, (ii) agreement by the Lender to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. In addition, upon the occurrence and during the continuance of an Event of Default, the Lender shall have all the rights and remedies set forth in this Agreement and the other Loan Documents. 5.2.3. In computing interest on any Advance, the date of making the Advance shall be included and the date of payment shall be excluded; provided, however, that if an Advance is repaid on the date that it is made, one (1) day's interest shall be due with respect to such Advance.

5.3.              REQUEST FOR ADVANCES

                  Request for Advances or repayment notices, as the case may be, shall be given on the third Banking Day prior to the date of any Advance or payment. A Request for Advance shall be given not later than 11:00 a.m. (Houston time) on the date for notice. If a notice is not given by such time, it shall be deemed to have been given on the next Banking Day, unless the Lender agrees to accept the late notice as being effective on the date it is given.

                                   ARTICLE 6.
                                    SECURITY

                              INTENTIONALLY OMITTED


                                   ARTICLE 7.
                         REPRESENTATIONS AND WARRANTIES


7.1.              REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Lender that:

         7.1.1. Incorporation and Status: each of the Borrower and FMG is duly incorporated and validly existing under the laws of Delaware and Nevada, respectively, and has the corporate power and capacity to own its properties and assets and to carry on its business as presently carried on by it or as contemplated hereunder to be carried on by it and holds all Material Authorizations;

         7.1.2. Power and Authority: the Borrower has the corporate power and authority to enter into each of the Loan Documents and to do all acts and things as are required or contemplated hereunder or thereunder to be done, observed and performed by it;

         7.1.3. Business: neither the Borrower nor FMG is engaged in any business other than as set out in the Borrower's most recent annual report on Form 10-K;

         7.1.4. Due Authorization: the Borrower and FMG have each taken all necessary corporate actions to authorize the execution, delivery and performance by it of each of the Loan Documents to which it is a party;

         7.1.5. No Contravention: the execution and delivery by the Borrower of the Loan Documents to which it is a party and the performance by the Borrower of its obligations thereunder (i) does not and will not contravene, breach or result in any default under the organizational documents of the Borrower or under any material mortgage, lease, agreement or other legally binding instrument, license, permit, Material Authorization or Applicable Law to which the Borrower is a party or by which the Borrower or any of its properties or assets may be bound,
                  (ii) will not oblige the Borrower to grant any Lien to any Person, (iii) will not result in or permit the acceleration of the maturity of any indebtedness, liability or obligation under any material mortgage, lease, agreement or other legally binding instrument of or affecting the Borrower and (iv) will not violate any judgment, order, injunction, determination or award which is binding on the Borrower;

         7.1.6. No Consents Required: no Material Authorization or other material authorization, consent or approval of, or filing with or notice to, any Person (including any Governmental Body) is required which has not been obtained in connection with the execution, delivery or performance by the Borrower of this Agreement or any of the other Loan Documents;

         7.1.7. Enforceability: each of the Loan Documents to which the Borrower is a party constitutes, or upon execution and delivery will constitute, a valid and binding obligation of the Borrower enforceable against it in accordance with its terms, subject only to the qualifications set out in the opinion of the Borrower's Counsel;

         7.1.8. Title: the Borrower has good and valid title to all of the issued and outstanding capital stock of FMG, free and clear of any Liens and no Person has any claim or rights with respect to such capital stock, and the Borrower has good and valid title to all of its other assets free and clear of Liens other than Permitted Liens;

         7.1.9. No Litigation: there is no court, administrative, regulatory or similar proceeding (whether civil or criminal); arbitration or other dispute settlement procedure; investigation or inquiry by any Governmental Body; or any similar matter or proceeding (collectively "proceedings") against or involving the Borrower or FMG, whether in progress or, to its knowledge, threatened, which could reasonably be expected to materially adversely affect its ability to perform any of the provisions of any Loan Document to which it is a party or which purports to affect the legality, validity and enforceability of any such Loan Document; no event has occurred which might reasonably be expected to give rise to any proceedings and there is no judgment, decree, injunction, rule, award or order of any Governmental Body outstanding against the Borrower or FMG which has or could reasonably be expected to have a material adverse effect on the Borrower's ability to perform any of the provisions of any Loan Document;

         7.1.10. No Default: neither the Borrower nor FMG is in default or breach under the terms and conditions relating to any Material Authorizations and there exists no state of facts which, after notice or the passage of time or both, would constitute such a default or breach; and there are no proceedings in progress or pending, or to the Borrower's knowledge, threatened, which may result in the revocation, cancellation, suspension or any adverse modification of any Material Authorization;

         7.1.11. Financial Statements: the audited consolidated financial statements of the Borrower dated as of and for the period ending December 31, 1998 contained in the annual report on Form 10-K of the Borrower have been prepared in accordance with U.S. generally accepted accounting principles and fairly, completely and accurately present the financial position of the Borrower and the financial information presented therein for the period and as at the date thereof. Since the date of such audited consolidated financial statements, there has been no development which has had or which could reasonably be expected to have a material adverse effect upon the business, property, financial condition or prospects of the Borrower or upon the ability of the Borrower to perform its obligations under any of the Loan Documents;

         7.1.12. Other Material Subsidiaries: The Borrower does not have any Subsidiaries other than FMG;

         7.1.13. Environmental Compliance: The Borrower and FMG and the business and assets of each of them has been and is being operated in compliance in all material respects with all applicable Environmental Laws and Environmental Permits;

         7.1.14. Compliance with Regulations U and X. Neither the Borrower nor any of its Subsidiaries is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, and neither the Borrower nor any of its Restricted Subsidiaries owns or presently intends to acquire, any "margin security" or "margin stock" as defined in Regulations U and X of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulations U and X;

         7.1.15. Year 2000 Issue. The Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries businesses and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Issue" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Issue on a timely basis and (iii) to date, implemented that plan in accordance with that timetable ((i), (ii) and (iii), the "Year 2000 Plan"). Based on the foregoing, the Borrower represents and warrants that all computer applications that are material to its or any of its Subsidiaries businesses and operations will be able on a timely basis to perform properly date sensitive functions for all dates before and after December 31, 1999 (that is, be "Year 2000 Compliant"). In addition, neither the cost to the Borrower and its Subsidiaries of implementing the Year 2000 Plan and becoming Year 2000 Compliant nor the affect of the Year 2000 Issue on the Borrower and its Subsidiaries has resulted or is reasonably likely to result in an Event of Default or a Default or in a material adverse change on the business, assets, liabilities, financial condition, prospects or results of operations of the Borrower or its Subsidiaries; and

         7.1.16. ChemFirst, Inc. Indebtedness: the Obligations of the Borrower are pari passu with all of the Borrower's Indebtedness to ChemFirst, Inc.

7.2.              SURVIVAL OF REPRESENTATIONS AND WARRANTIES

                  The Borrower covenants that the representations and warranties made by it in this Article 7 shall be true and correct in all material respects on each day that this Agreement remains in force and effect, and all such representations and warranties shall be deemed to be made on each such day with the same effect as if such representations and warranties had been made and given on and as of such day, notwithstanding any investigation made at any time by the Lender; except that if any such representation and warranty is specifically given in respect of information as of a particular date or particular period of time and relates only to such information, then such representation and warranty shall continue to be given as at such date or for such period of time until the information to which it relates is updated at which point it shall continue to be given as of such updated date or period of time, and so forth from time to time.

                                   ARTICLE 8.
                                   COVENANTS


8.1.              AFFIRMATIVE COVENANTS

                  So long as any Obligations remain outstanding and the Commitment has not been terminated, unless the Lender otherwise consents in writing, the Borrower covenants and agrees that:

         8.1.1. Punctual Payment: it shall pay or cause to be paid all Obligations falling due hereunder on the dates and in the manner specified herein;

         8.1.2. Conduct of Business: it shall do or cause to be done, and shall cause FMG to do or cause to be done, all things necessary or desirable to maintain its corporate existence in its present jurisdiction of incorporation and to maintain its corporate power and authority to own its properties and assets;

         8.1.3. Preservation of Material Authorizations: it shall preserve and maintain all Material Authorizations of the Borrower;

         8.1.4. Compliance with Applicable Law and Contracts: it shall comply, and shall cause FMG to comply, with the requirements of all Applicable Laws and all contracts to which it is a party or by which it or its properties are bound, non-compliance with which would, singly or in the aggregate, have a material adverse effect upon the Borrower's ability to perform its obligations under any Loan Document;

         8.1.5. Notice of Litigation and Other Matters: as soon as practical after it shall become aware of the same, the Borrower shall give, and shall cause FMG to give, notice to the Lender of the following events:

                  8.1.5.1. the commencement of any action, proceeding,
                           arbitration or investigation against or in any other way relating adversely to the Borrower or FMG or its properties, assets or businesses which, if adversely determined, could reasonably be expected to singly or when aggregated with all other such actions, proceedings, arbitrations and investigations, have a material adverse effect on the ability of the Borrower to perform its obligations under any Loan Document;

                  8.1.5.2. any amendment of the organizational documents of the
                           Borrower;

                  8.1.5.3. any development which has had or could reasonably be expected to have a material adverse effect upon the ability of the Borrower to perform its obligations under any Loan Documents; and

                  8.1.5.4. any Default or Event of Default giving in each case the details thereof and specifying the action proposed to be taken with respect thereto.

         8.1.6. Maintenance of Assets: it shall, and shall cause FMG to, keep all of its equipment in good working order and condition, and protect and maintain the value of all other assets, except where the failure to do so would not have a material adverse effect on the Borrower and FMG, taken as a whole;

                  8.1.7. Use of Proceeds: it shall use the Advance solely for general working capital purposes of the Borrower;

         8.1.8. Compliance Certificate: within two (2) Banking Days following a request therefor from the Lender, the Borrower shall deliver to the Lender an Officers' Certificate certifying that no Default or Event of Default has occurred hereunder or, if any Default or Event of Default has occurred, specifying the relevant particulars and the period of existence thereof and the action taken or proposed to be taken by the Borrower with respect thereto;

         8.1.9. Year 2000 Issue: the Borrower and its Subsidiaries shall implement and complete the Year 2000 Plan in accordance with the timetable set out in such Plan. In addition, the Borrower and its Subsidiaries shall provide the Lender, upon request, with their current Year 2000 Plan, periodic updates on the implementation and progress of such Plan and access to their senior management for discussions on the Year 2000 Plan. The Borrower and its Subsidiaries shall ensure that adequate resources are committed to implement and complete the Year 2000 Plan. The Borrower and its Subsidiaries shall be Year 2000 Compliant by December 31, 1999; and

         8.1.10. Tax and Accounting Treatment of the Merger: the Borrower shall not take any action and shall not fail to take any action which action or failure to act would prevent, or would be likely to prevent, the Merger from qualifying (a) for pooling of interests accounting treatment under U.S. generally accepted accounting principles or (b) as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

8.2.              NEGATIVE COVENANTS

                  So long as any Obligations remain outstanding and the Commitment has not been terminated, unless the Lender otherwise consents in writing, the Borrower covenants and agrees that:

         8.2.1. Encumber Assets: without the prior written approval of the Lender, it shall not and shall not permit FMG to create, grant, assume or suffer to exist any Liens upon its assets, other than Permitted Liens;

         8.2.2. Unrelated Business: it shall not engage directly or indirectly in any business activity, or purchase or otherwise acquire any properties or assets, in each case unrelated to or unnecessary for the conduct of its present business in the ordinary course;

         8.2.3. Sell Assets: it shall not sell, transfer or otherwise dispose of any of its assets, except that the Borrower may enter into sales transactions in the ordinary course of business and may dispose of worn out, obsolete or replaced assets;

         8.2.4.   Amalgamations: except for the Merger, it shall not enter into
                  (a) any merger or amalgamation with any other Person, and (b) any other transaction (including by way of merger, reorganization, consolidation, amalgamation, liquidation, transfer, sale or otherwise) whereby all or any material portion of the property and assets of the Borrower would become the property of any other Person;

         8.2.5. Limitation on Indebtedness: it shall not, and shall not permit FMG to, incur, create, contract, assume, guarantee or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness, except (i) Indebtedness arising out of this Agreement; (ii) Indebtedness secured by the Permitted Liens, (iii) current liabilities for taxes and assessments incurred in the ordinary course of business, (iv) Indebtedness in respect of current accounts payable accrued and incurred in the ordinary course of business, (v) Indebtedness of the Borrower and FMG as reflected in the audited consolidated financial statements of the Borrower as at December 31, 1998, and (vi) Indebtedness incurred pursuant to the loan agreement between the Borrower and ChemFirst, Inc. dated September 24, 1995 in an aggregate principal amount outstanding not to exceed $29, 600,000;

         8.2.6. Distributions and Dividends: neither the Borrower nor FMG shall make any repayment of any Indebtedness (other than the payment of (a) liabilities for taxes and assessments incurred in the ordinary course of business, (b) Indebtedness in respect of current accounts payable accrued and incurred in the ordinary course of business, (c) regularly scheduled payments of interest, and
                  (d) Indebtedness owed to ChemFirst Inc. on September 22, 2000 or upon any "Change of Control" as defined in the Borrower's loan agreement with ChemFirst Inc.), or issue any capital stock or security, or pay or declare any dividends or other forms of cash distributions, except that FMG may pay dividends to the Borrower;

         8.2.7. Negative Pledge. it shall not, and shall not permit FMG to, enter into any agreement (other than the Loan Documents or the Merger agreement with Placer Dome) with any Person that prohibits or restricts or limits the ability of the Borrower or FMG to create, incur, pledge or suffer to exist any Lien upon any assets of the Borrower or FMG; and

         8.2.8. Subsidiaries: it shall not form or acquire any Subsidiary other than FMG, and it shall not make any loan or advance to, or investment or capital contribution in, or otherwise transfer any assets to FMG other than in the ordinary course of business.


                                   ARTICLE 9.
                         EVENTS OF DEFAULT AND REMEDIES

9.1.              EVENTS OF DEFAULT

                  The occurrence of any one or more of the following events shall constitute an Event of Default:

         9.1.1. the Borrower shall fail to pay any portion of the principal amount of any Loan or interest when due, or the Borrower shall fail to pay any fees or other Obligations within five days of when due and payable;

         9.1.2. default in the performance or observance of any covenant, condition or obligation contained in any Loan Document that does not require the payment of money to the Lender and which is not remedied within thirty (30) days of receipt by the Borrower of notice of such default from the Lender provided that, if such default requires more than thirty (30) days to be cured and the Borrower is diligently and actively pursuing the curing of such default, the Borrower shall be afforded such additional time to cure such default as shall be reasonable in the circumstances provided that in any event such default is cured within sixty (60) days of receipt by the Borrower of notice of such default from the Lender;

         9.1.3. any representation or warranty made or deemed to have been made by the Borrower herein or in any Loan Document, Officers' Certificate or other document delivered to the Lender pursuant hereto or in connection with any Loan Document is found to be false or incorrect in any way so as to make it materially misleading when made or deemed to have been made;

         9.1.4. an event shall occur that causes either the Borrower or FMG to be in default under one or more agreements or instruments under or pursuant to which Indebtedness was incurred or created if the effect of such default or event results in the Indebtedness of the Borrower or FMG in excess of $1,000,000 becoming due prior to its stated maturity;

         9.1.5. either the Borrower or FMG admits its inability to pay its debts generally as they become due or otherwise acknowledges its insolvency;

         9.1.6. either the Borrower or FMG institutes any proceeding or takes any corporate action or executes any agreement to authorize its participation in or commencement of any proceeding (other than the Merger):

                  9.1.6.1. seeking to adjudicate it bankrupt or insolvent, or

                  9.1.6.2. seeking liquidation, dissolution, winding up,
                           reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, the filing of any petition under the United States Bankruptcy Code or any similar federal or state statute);

         9.1.7. any proceeding is commenced against or affecting either the Borrower or FMG:

                  9.1.7.1. seeking to adjudicate it a bankrupt or insolvent;

                  9.1.7.2. seeking liquidation, dissolution, winding up,
                           reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, the filing of any petition under the United States Bankruptcy Code or any similar federal or state statute);or

                  9.1.7.3. seeking appointment of a receiver, trustee, agent, custodian or other similar official for it or for any substantial part of its properties and assets, or any part thereof,

                  and such proceeding is not being contested in good faith by appropriate proceedings and is not in any event stayed or terminated within forty-five (45) days of its commencement, or, if such proceeding is being contested in good faith, the Borrower should default under Section 9.1.1;

         9.1.8. any execution, distress or other enforcement process, whether by court order or otherwise, relating to any entry of final judgment in excess of $1,000,000 becomes enforceable against any property of the Borrower or of FMG and the same is not fully covered by insurance;

         9.1.9.   FMG ceases to be a wholly-owned subsidiary of the Borrower; or

         9.1.10.  any Change of Control shall occur.

9.2.              REMEDIES UPON DEFAULT

                  Upon the occurrence of any Event of Default, the Lender may do any one or more of the following:

         9.2.1. declare the unutilized portion (if any) of the Loan Facility to be terminated (whereupon the Lender shall not be required to make any further Advances) and declare all Obligations to be immediately due and payable;

         9.2.2.   Intentionally Omitted;

         9.2.3. take such actions and commence such proceedings as may be permitted by law or in equity (whether or not provided for herein or in the Loan Documents) at such times and in such manner as the Lender in its sole discretion may consider expedient, all without, except as may be required by Applicable Law, any additional notice, presentment, demand, protest, notice of protest, dishonor or any other action. The rights and remedies of the Lender hereunder are cumulative and are in addition to and not in substitution for any other rights or remedies provided by Applicable Law or by the Loan Documents.

9.3.              DISTRIBUTIONS

                  All distributions under or in respect of the Loan Documents shall be held by the Lender on account of the Obligations and the Borrower shall remain liable for any deficiency. All such distributions may be applied to such part of the Obligations as the Lender may see fit in its sole discretion, and the Lender may at any time change any appropriation of any such distributions or other moneys received by it and reapply the same against any other part of the Obligations as the Lender may see fit, notwithstanding any previous application, with any remaining amounts following payment of all Obligations, payable to the Borrower.


                                   ARTICLE 10.
                                   ASSIGNMENT

10.1.             ASSIGNMENTS

                  Except as provided in this section, no party may assign its rights or benefits under this Agreement.

         10.1.1. The Borrower shall not assign or transfer all or any part of its rights or benefits hereunder without the prior written consent of the Lender.

         10.1.2. The Lender may assign all or part of its rights in respect of the Obligations and have its corresponding obligations hereunder assumed by:

        10.1.2.1. any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank (no such assignment shall relieve the Lender from its obligations hereunder), or any affiliate of the Lender without the consent of the Borrower, and

        10.1.2.2. any other Person with the prior written consent of the Borrower (which consent shall not be unreasonably withheld).

         Any assignment under Section 10.1.2.1 shall become effective when the Borrower has been notified thereof by the Lender and has received from the assignee an undertaking to be bound by this Agreement and the other Loan Documents and to perform the obligations assumed by it; any assignment under
Section 10.1.2.2 shall become effective when the Borrower has provided its written consent to the Lender and has received from the assignee an undertaking to be bound by this Agreement and the other Loan Documents and to perform the obligations assumed by it. Any such assignee shall be treated as a party to this Agreement for all purposes of this Agreement and the other Loan Documents and shall be entitled to the full benefit hereof and thereof and shall be subject to the obligations of the Lender to the same extent as if it were an original party in respect of the rights assigned to it and obligations assumed by it and, except in the case of an assignee referred to in Section 10.1.2.1 the Lender shall be released and discharged accordingly.

10.2.             EXCHANGE OF INFORMATION

                  The Lender may provide to any proposed assignee such information concerning the financial position and the operations of the Borrower as, in the opinion of the Lender, may be relevant or useful in connection with the Loan Facility or any portion thereof proposed to be acquired by such assignee, provided that each recipient of such information agrees not to disclose such information to any other Person.


                                   ARTICLE 11.
                                     GENERAL

11.1.             RELIANCE AND NON-MERGER

                  All covenants, agreements, representations and warranties of the Borrower made herein or in any other Loan Document or in any certificate or other document signed by any of its directors or officers and delivered by or on behalf of it pursuant hereto or thereto, shall be deemed to have been relied upon by the Lender notwithstanding any investigation heretofore or hereafter made by the Lender or the Lender's Counsel or any employee or other representative of the Lender and shall survive the execution and delivery of this Agreement and the other Loan Documents until the Borrower shall have satisfied and performed all of the Obligations.

11.2.             AMENDMENT AND WAIVER

                  No amendment or waiver of any provision of any Loan Document or consent to any departure by the Borrower from any provision thereof is effective unless it is in writing and signed by the Lender. Such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

11.3.             SET-OFF OR COMPENSATION

                  In addition to and not in limitation of any rights now or hereafter granted under applicable law, if repayment is accelerated pursuant to
Section 9.2, the Lender may at any time and from time to time without notice to the Borrower or any other Person, any notice being expressly waived by the Borrower, set-off and compensate and apply any and all deposits, general or special, time or demand, provisional or final, matured or unmatured, and any other indebtedness at any time owing by the Lender to or for the credit of or the account of the Borrower, against and on account of the Obligations notwithstanding that any of them are contingent or unmatured and notwithstanding that any such deposit or indebtedness may or may not be expressed in the same Currency.

11.4.             NO SET-OFF FROM PAYMENTS

                  The Borrower agrees to pay principal, interest, fees and all other amounts due hereunder without set-off or counterclaim or any deduction whatsoever. All payments due to the Lender under this Agreement, whether for principal, interest, fees or otherwise, shall be made without set-off or counter-claim, and free and clear and without any deduction or withholding on account of any taxes, all of which shall be for the account of the Borrower and paid by it directly to the relevant taxing or other authority when due. If the Borrower shall be required by law to make any deduction or withholding in respect of taxes from any payment hereunder, the sum payable shall be increased by such amount as will result in the receipt by the Lender, after such deduction or withholding, of the amount that would have been received if such deduction or withholding had not been required. The Borrower shall, at the request of the Lender, furnish to the Lender authenticated copies of receipts evidencing that the Borrower has met its obligations under this section.

11.5.             REIMBURSEMENT

         11.5.1. Whenever the Lender shall sustain or incur any losses or reasonable out-of-pocket expenses in connection (i) the failure by the Borrower to borrow, prepay or convert any Advance after having given notice of its intention to do so in accordance with Section 2.4 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfilment of any of the conditions set forth in Article 4 or otherwise), or (ii) with the prepayment of any LIBOR Advance in whole or in part for any reason, the Borrower agrees to pay to the Lender, upon the earlier of the Lender's demand or the Due Date, an amount sufficient to compensate the Lender for all such losses and reasonable out-of-pocket expenses. The Lender's good faith determination of the amount of such losses or out-of-pocket expenses, as set forth in writing and accompanied by calculations in reasonable detail demonstrating the basis for its demand, shall be conclusive, absent manifest error.

         11.5.2. Losses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, expenses incurred by the Lender or any participant of the Lender in connection with the re-employment of funds prepaid, repaid, not borrowed, or paid, as the case may be, and lost profits.

11.6.             CAPITAL ADEQUACY.

                  If, after the date hereof, the adoption of any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change in Applicable Law (whether adopted before the closing date but not effective until after the closing date or adopted after the closing date), other than in connection with income taxes, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder with respect to the Loans to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that the Lender's capital was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by the Lender to be material, then upon the earlier of demand by the Lender or the Due Date, the Borrower shall promptly pay to the Lender such additional amounts as shall be sufficient to compensate the Lender for such reduced return, together with interest on such amount from the fourth (4th) day after the date of demand until payment in full thereof at the Default Rate. A certificate of the Lender setting forth the amount to be paid to the Lender by the Borrower as a result of any event referred to in this paragraph and supporting calculations in reasonable detail demonstrating the basis therefor shall be conclusive, absent manifest error.

11.7.             INDEMNITY.

                  The Borrower agrees to indemnify and hold harmless the Lender, and each of its affiliates, employees, representatives, officers, directors and agents (any of the foregoing shall be an "Indemnitee") from and against any and all claims, liabilities, losses, damages, actions, investigations, proceedings, attorneys' fees and expenses (as such fees and expenses are incurred and irrespective of whether suit is brought) and demands by any party, including the costs of investigating and defending such claims, actions, investigations or proceedings, and the costs of answering any discovery served in connection therewith, whether or not the Borrower, any

Subsidiary or the Person seeking indemnification is the prevailing party and whether or not the Person seeking indemnification is a party to any such action or proceeding (a) resulting from any breach or alleged breach by the Borrower or any Subsidiary of the Borrower of any representation or warranty made hereunder, or (b) arising out of (i) the Loans or otherwise under this Agreement, including the use of the proceeds of Loan hereunder in any fashion by the Borrower or any of its Subsidiaries or the performance of their respective obligations under the Loan Documents by the Borrower or any of its Subsidiaries, (ii) allegations of any participation by the Lender in the affairs of the Borrower or any of its Subsidiaries, or allegations that the Lender has any joint liability with the Borrower or any of its Subsidiaries for any reason, or (iii) any claims against the Lender by any shareholder or other investor in or lender to the Borrower or any Subsidiary of the Borrower, by any brokers or finders or investment advisers or investment bankers retained by the Borrower or by any other third party, for any reason whatsoever, or (c) in connection with taxes, fees, and other charges payable in connection with the Loan, or the execution, delivery, and enforcement of this Agreement, the other Loan Documents, and any subsequent amendments thereto or waivers of any of the provisions thereof; unless the Person seeking indemnification hereunder is determined in such case to have acted or failed to act with gross negligence or willful misconduct by a non-appealable judicial order.

11.8.             NOTICES

                  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by prepaid first-class mail, by nationally recognized overnight delivery service, by telecopier or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice, if mailed by prepaid first-class mail at any time other than during or within four Banking Days prior to a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the fourth Banking Day after the post-marked date thereof, or if sent by overnight delivery or by telecopier or other means of electronic communication, shall be deemed to have been received on the Banking Day following the sending, or if delivered by hand delivery shall be deemed to have been received at the time it is delivered to the applicable address of the addressee. Notice of change of address shall also be governed by this section. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with this section. Notices and other communications shall be addressed to the addresses of the relevant party hereto as follows:

To the Borrower:

Getchell Gold Corporation
5460 South Quebec Street
Suite 240
Englewood, Colorado
80111

Attention:  Chief Financial Officer
Telecopier No.:  (303) 771-1075
with a copy to:

Latham & Watkins
505 Montgomery Street
Suite 1900
San Francisco, California
94111-2562  U.S.A.

Attention:  Tad J. Freese
Telecopier No.:  (415) 395-8095

To the Lender:

Toronto Dominion (Texas), Inc.
909 Fannin, Suite 1700
Houston, Texas 77010
Attention:  Carol Brandt
Telecopier No.:  (713) 951-9921

with a copy to:

The Toronto Dominion
First National Plaza
70 W. Madison, Suite 5430
Chicago, IL  60602
Attention:  Mario da Ponte
Telecopier No.:  (312) 782-6337

and a copy to:

Paul Hastings Janofsky & Walker LLP
600 Peachtree Street, N.E.
Suite 2400
Atlanta, GA  30308

Attention:  Chris D. Molen, Esq.
Telecopier No.:  (404) 815-2424

         Upon the occurrence of any Event of Default, the Borrower shall notify the following persons:

Placer Dome Inc.
1600-1055 Dunsmuir Street
Vancouver, B.C.
V7X 1P1

Attention:  J.R. Donald Rose
Telecopier No.:  (604) 661-3703

with a copy to:
David S. Stone
Seyfarth, Shaw, Fairweather & Geraldson
55 Monroe Street, Suite 4200

Chicago, Illinois  60603
Telecopier No.:  (312) 269-8869



11.9.             TIME

                  Time is of the essence with respect to the Loan Documents.

11.10.            FURTHER ASSURANCES

                  Whether before or after the happening of an Event of Default, the Borrower shall at its own expense do, make, execute or deliver all such further acts, documents and things in connection with the Loan and the Loan Documents as the Lender may reasonably require from time to time for the purpose of giving effect to the Loan Documents including, without limitation, for the purpose of facilitating the enforcement of the Loan Documents, all promptly upon the request of the Lender.

11.11.            COUNTERPARTS

                  This Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.

11.12.            ENTIRE AGREEMENT

                  The Loan Documents constitute the entire agreement between the parties hereto pertaining to the matters therein set forth and supersede and replace any prior understandings or arrangements pertaining to the subject matter hereof. There are no warranties, representations or agreements between the parties in connection with such matters except as specifically set forth or referred to in the Loan Documents.

                  IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first written above.

                                         GETCHELL GOLD CORPORATION

                                         By:    /s/ Donald S. Robson
                                                --------------------------------

                                         Title: Vice President and Chief
                                                --------------------------------
                                                Financial Officer
                                                --------------------------------



                                         TORONTO DOMINION (TEXAS), INC.


                                         By:    /s/ Carol Brandt
                                                --------------------------------

                                         Title: Vice President
                                                --------------------------------